UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2014, Cempra, Inc. entered into an Amendment No. 4 to Loan and Security Agreement (“Amendment No. 4”) with Hercules Capital Funding Trust 2012-1 (“Hercules Trust”) and Hercules Technology Growth Capital, Inc. (“HTGC” and, together with Hercules Trust, “Hercules”), pursuant to which Hercules agreed to provide us with additional credit of $10 million upon our request, provided we meet all conditions precedent to requesting an advance. The credit of $10 million made available pursuant to Amendment No. 4 (the “Fourth Term Loan A Advance”) is in addition to the additional credit of $3,000,000 made available under that certain Amendment No. 3 to Loan and Security Agreement with Hercules dated March 27, 2014, and which we borrowed on June 30, 2014. The Fourth Term Loan A Advance will be made available to us as follows: $5 million upon the receipt of a specified amount of milestone payments from Toyama Chemical Co., Ltd., and the remaining $5 million upon our receipt, by a specified date, of designated Phase 3 data for oral Solithromycin.

The amendment also provides for us to make interest only payments through May 2015. Principal and interest payments will start June 1, 2015 over a 36-month amortization period, provided that if we borrow any of the Fourth Term Loan A Advance during June 2015, the aggregate loan advances outstanding on June 30, 2015, will be re-amortized and payable in equal monthly installments of principal and interest beginning on July 1, 2015 through April 1, 2018. The principal balance outstanding on the loan agreement and all accrued but unpaid interest thereunder will be due and payable on April 1, 2018.

In addition to the previous two agreement amendment charges, on the earliest to occur of (i) the maturity date of the term loan, (ii) the date that we prepay the outstanding secured obligations under the loan agreement in full, or (iii) the acceleration of the secured obligations under the loan agreement, we must pay HTGC a charge of up to $200,000 (the “Fourth Amendment Charge”). Notwithstanding the required payment date of the Fourth Amendment Charge, (a) $100,000 representing half of the Fourth Amendment Charge is deemed earned by Hercules as of June 30, 2014, and, as applicable, (b) $100,000 representing the second half of the Fourth Amendment Charge is deemed earned by Hercules as of the date the first Fourth Term Loan A Advance is made. All other terms of the loan agreement, as previously amended, remain in full force and effect, without any modification.

The foregoing is a summary of the terms of Amendment No. 4 and does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which we will file with the Securities and Exchange Commission as an exhibit to our Form 10-Q for the quarter ended June 30, 2014. We intend to seek confidential treatment of certain terms of Amendment No. 4 in connection with the filing of Amendment No. 4 in accordance with the procedures of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: July 2, 2014	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer